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                                                                   EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

   We have audited the consolidated financial statements of Rational Software Corporation as of March 31, 2001 and 2000, and for each of the three years in the period ended March 31, 2001, and have issued our report thereon dated April 16, 2001 (included elsewhere in the Annual Report on Form 10-K). Our audits also included the financial statement schedule of Rational Software Corporation listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

   We also consent to the incorporation by reference in the registration statements (Form S-3 No. 333-36128, No. 333-37506, No. 333-58636) pertaining to the 5% Convertible Subordinated Notes due 2007, acquisition of ObjecTime Limited, acquisition of Attol Testware and in the registration statements (Form S-8 No. 33-77382, No. 33-85906, No. 33-97042, No. 33-97044, No. 333-
15015, No. 333-21563, No. 333-22687, No. 333-25815, No. 333-31505, No. 333-
32991, No. 333-39569, No. 333-45393, No. 333-52017, No. 333-60579,
No. 333-70989, No. 333-84655, No. 333-89089, No. 333-94819, No. 333-37374, No.
333-43350, No. 333-49778, No. 333-55688, No. 333-60848) pertaining to the
Rational 1983 Incentive Stock Option Plan, Verdix Corporation 1983 Incentive Stock Option Plan, Verdix Corporation 1986 Stock Option Plan, Rational 1993 Stock Option Plan, Rational Software Corporation 1994 Stock Option Plan, Requisite, Inc., 1994 Stock Option Plan, SQA 1995 Stock Plan, SQA 1995 Non-Employee Director Stock Option Plan, SQA 1990 Incentive and Nonqualified Stock Option Plan, Rational Software Corporation 1997 Stock Plan, Performance Awareness Corporation 1997 Stock Plan, Rational Software Corporation 1997 Supplemental Stock Plan, Pure Atria 1995 Stock Plan, Pure Software, Inc. 1992 Stock Option/Stock Issuance Plan, Atria Software, Inc. 1994 Stock Plan, Atria Software, Inc. 1990 Stock Option Plan, Integrity QA Software, Inc. 1995 Stock Option Plan, Vigor Technology, Inc. 1996 Stock Option Plan, Rational Software Corporation 1998 Indian Stock Option Plan, Rational Software Corporation 1998 Employee Stock Purchase Plan, Rational Software Corporation Directors Stock Option Plan, ObjecTime Limited U.S. Stock Option Plan (1997), ObjecTime Limited Canadian Stock Option Plan (1997), ObjecTime Limited 1998 U.S. Stock Option Plan, ObjecTime Limited 1998 Canadian Stock Option Plan, Rational Software Corporation 2000 Director Option Plan, and Catapulse Inc. 1999 Stock Plan of our report dated April 16, 2001, with respect to the consolidated financial statements included herein and our report included in the preceding paragraph with respect to the financial statement schedule included in this annual report (Form 10-K) of Rational Software Corporation.

                                          /s/ Ernst & Young LLP

Palo Alto, California
June 15, 2001